Exhibit 99.1

1110 Maple Street, P.O. Box 300 - Elma, New York 14059-0300 - 716-655-5990

To My Fellow Servotronics Stakeholders:

It is a great honor to have recently been named Chief Executive Officer of Servotronics, Inc. Over the past six months I have been learning about the Company, our employees, customers, suppliers and shareholders. Servotronics is fortunate to have an outstanding group of dedicated employees with many years of experience in each of our business units – Advanced Technology Group and Consumer Products Group. We have strong relationships with our major customers in markets that are rapidly recovering from the COVID-19 pandemic. I am very optimistic that Servotronics is well positioned for future success.

As part of my learning I have recognized that there are improvements required to make sure we meet our stakeholder expectations. Together with the Board of Directors, the Leadership Team has been engaged in establishing and executing a strategic plan.

A foundational element to our strategy will be our leadership style and corporate culture. This starts with me as the CEO and extends to all of our leaders and employees. Integrity is non-negotiable, and we will consistently act in an ethical and professional manner with customers, suppliers, shareholders, and our team members. This is a key element to establish the trust and relationships required for Servotronics’ long-term success.

Building on the strong foundation of the Company, our strategy focuses on delivering quality products, on time to our existing customers while exploring new areas for applications of our technologies. We will utilize our core competencies of designing and developing customized, high quality products while collaborating with our customers to meet their evolving needs. We will soon launch several new products which are already in development and expect to further add to our portfolio.

We also continue to invest in our Company and our employees. Attracting and retaining employees remains a high priority in our current competitive economy. At the management level additions to our Leadership Team include a Business Development Director, Human Resources Director, and Continuous Improvement Director. Resources are similarly being added to our Engineering and Operations organizations. These are vital actions to meet our existing business needs and to help drive our future growth and profitability.

From a corporate governance perspective, earlier this year we announced the appointment of two new independent directors and a non-executive Board Chair, strengthening the independence and renewing the vitality of our Board leadership. The revamped board takes its fiduciary duty seriously and believes in delivering superior long-term results to our shareholders.

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As we work to meet the healthy demand of customers, we expect to finish the year in a strong fashion. We will continue to navigate the ongoing challenges of the macro environment to ensure that we can provide robust returns to our valued stakeholders. We plan to update you with further information in conjunction with our fourth-quarter results in early 2023.

I am very excited to help lead this great Company into a bright future. Thank you for your support.

/s/ William F. Farrell, Jr.
William F. Farrell, Jr.

Chief Executive Officer

FORWARD-LOOKING STATEMENTS

This letter contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may contain information about business and financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. A list and description of some of these risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws.

THE LEADING EDGE OF CONTROL TECHNOLOGY